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                                       91


                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT





                                                                     State of
                             Name of subsidiary                    incorporation
------------------------------------------------------------       -------------
I.     AMCO Insurance Company                                          Iowa
       A.  Western Heritage Insurance Company                         Arizona
       B.  ALLIED General Agency Company                               Iowa

II.    ALLIED Property and Casualty Insurance Company                  Iowa

III.   Depositors Insurance Company                                    Iowa

IV.    ALLIED Group Mortgage Company                                   Iowa

V.     The Freedom Group, Inc.                                         Iowa
       A.  ALLIED Group Information Systems, Inc.                      Iowa

VI.    Midwest Printing Services, Ltd.                                 Iowa

VII.   Premier Agency Incorporated                                     Iowa